Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS FIRST QUARTER 2018 RESULTS

KENNETT SQUARE, PA – (May 10, 2018) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the first quarter ended March 31, 2018.

First Quarter 2018 Results

•	US GAAP revenue in the first quarter of 2018 was $1.30 billion compared to $1.39 billion in the first quarter of 2017;

•	US GAAP net loss attributable to Genesis Healthcare, Inc. in the first quarter of 2018 was $68.5 million compared to $50.8 million in the first quarter of 2017;

•	Adjusted EBITDAR in the first quarter of 2018 was $150.6 million compared to $165.7 million in the first quarter of 2017; and
•	Adjusted EBITDA in the first quarter of 2018 was $117.5 million compared to $129.6 million in the first quarter of 2017.

“Adjusted EBITDAR in the current year quarter was reduced by $4.0 million associated with 38 under-performing, non-core facilities that were divested since the prior year quarter,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “In the current year quarter, there were two additional factors that served to reduce year-over-year Adjusted EBITDAR by approximately $10.0 million.  First, in the current year quarter, we experienced more adverse winter weather patterns in Northeast and Mid-Atlantic states than in the prior year quarter, resulting in $4.0 million of incremental utility and ground maintenance costs.   Second, 16 of our skilled nursing facilities during the current year quarter were subject to admission restrictions associated with influenza, staffing or other regulatory imposed restrictions.  As a result, these 16 centers generated approximately $6.0 million less Adjusted EBITDAR in the current year quarter as compared to the prior year quarter.”

“Despite these unusual and unanticipated challenges this quarter, our Adjusted EBITDAR of $150.6 million met our expectations as our business leaders continue to demonstrate great diligence by effectively managing our operating cost structure, executing on dozens of performance improvement initiatives and reducing year-over-year general and  administrative costs by over 11%,” continued Mr. Hager.

Portfolio Optimization

Genesis has made significant progress with its strategy to exit challenging facilities and certain low density markets in order to focus on investment and growth in core, strategic markets. During 2018, Genesis has completed or is in the process of divesting or exiting the operations of 43 buildings as follows:

1)

Genesis closed one leased facility in the first quarter of 2018, and exited the operations of five additional leased facilities on April 1, 2018.  These six facilities had annual net revenue of $37.5 million, Adjusted EBITDA of ($2.1) million and a pre-tax net loss of ($5.6) million. Genesis estimates these transactions will result in the reduction of approximately $0.8 million of annual cash lease expense.

2)

On April 11, 2018, Genesis announced that it had signed a definitive agreement to sell 23 Texas skilled nursing facilities (22 buildings owned by Genesis and one leased) to Regency REIT, LLC and exit the operations of one additional leased skilled nursing facility.  Aggregate annual revenue and EBITDA of all 24 Texas facilities totaled approximately $173.7 million and $7.5 million, respectively. Genesis estimates these transactions will result in the reduction of approximately $97 million of indebtedness and $1.8 million of annual cash lease expense.  The closing of these transactions is subject to further due diligence and other customary closing conditions.

3)

Genesis also expects to exit the operations of 13 additional leased facilities by July 1, 2018.  The 13 facilities generated annual net revenue of $155.6 million, Adjusted EBITDA of $5.8 million and a pre-tax net loss of ($16.4) million. Genesis estimates these transactions will result in the reduction of approximately $12.2 million of annual cash lease expense.

“We remain encouraged by the initiatives underway to improve margins, reduce leverage and strengthen the overall quality of our portfolio by exiting these non-strategic markets and underperforming assets,” commented Mr. Hager.

Other Updates
New Real Estate Loan

On March 30, 2018, Genesis entered into two real estate loans with combined available proceeds of $75.0 million, $73.0 million of which was drawn as of March 31, 2018.  These five year loans, which are secured by the real estate loan of 18 skilled nursing facilities, are subject to an annual interest rate equal to LIBOR plus an applicable margin of 5.85%.  Net proceeds from the loans of $69.7 million were used to repay partially the Welltower Real Estate Loans.

China

In April 2018, Genesis announced that its subsidiary in China, referred to as GRS-HS, signed a definitive agreement to sell 51% of its investment in China, to Riswein Health Industry Investment Co., Ltd (Riswein) for $30.0 million.  The transaction is expected to close in the first quarter of 2019 and is subject to regulatory and licensing approvals, and other customary conditions. Riswein and GRS-HS will use the $30.0 million to further fund expansion in China.

Adoption and Impact of Revenue Recognition Accounting Standards

On January 1, 2018, Genesis adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606).  Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.  The impact of applying ASC 606 to the quarter ended March 31, 2018 was a $24.8 million implicit price concession, directly reducing net revenues, which previously would have been recorded as a provision for losses on accounts receivable.

If the provisions of ASC 606 were applied on a pro forma basis to the quarter ended March 31, 2017, reported revenue would have been $1,365.6 million, with no impact to net loss attributed to Genesis Healthcare, Inc.

Genesis to Present at the Bank of America Merrill Lynch 2018 Health Care Conference

George V. Hager, Jr., Chief Executive Officer of Genesis, is scheduled to host a fireside chat at the Bank of America Merrill Lynch 2018 Health Care Conference on Thursday, May 17, 2018 at 10:00 a.m. Pacific Time.  The conference is being held at the Encore Hotel in Las Vegas, NV. A live webcast and replay of the Company’s fireside chat will be available on the Company’s website at www.genesishcc.com/investor-relations.

Conference Call

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Thursday,  May 10, 2018.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 450 skilled nursing facilities and assisted/senior living communities in 30 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,600 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

• the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the voting group’s interests may conflict with the interests of other stockholders;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

• we are a “controlled company” within the meaning of New York Stock Exchange (NYSE) rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, Current Reports

on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended March 31,
	2018	2017
Net revenues	$1,301,072	$1,389,132
Salaries, wages and benefits	735,770	824,494
Other operating expenses	384,160	365,821
General and administrative costs	39,875	45,086
Lease expense	33,071	36,100
Depreciation and amortization expense	51,503	64,369
Interest expense	115,037	124,754
Loss on early extinguishment of debt	10,286	—
Investment income	(1,047)	(1,109)
Other loss	68	9,034
Transaction costs	12,095	3,025
Long-lived asset impairments	28,360	—
Equity in net loss (income) of unconsolidated affiliates	220	(134)
Loss before income tax expense	(108,326)	(82,308)
Income tax expense	347	1,284
Loss from continuing operations	(108,673)	(83,592)
Loss from discontinued operations, net of taxes	—	(21)
Net loss	(108,673)	(83,613)
Less net loss attributable to noncontrolling interests	40,135	32,852
Net loss attributable to Genesis Healthcare, Inc.	$(68,538)	$(50,761)
Loss per common share:
Basic and Diluted:
Weighted-average shares outstanding for loss from continuing operations per share	98,252	91,880
Net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.70)	$(0.55)
Loss from discontinued operations, net of taxes	-	(0.00)
Net loss attributable to Genesis Healthcare, Inc.	$(0.70)	$(0.55)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(IN THOUSANDS)

	March 31,	December 31,
	2018	2017
Assets:
Current assets:
Cash and equivalents	$57,705	$54,525
Restricted cash and equivalents	6,451	4,113
Accounts receivable, net of allowances for doubtful accounts	724,960	724,138
Other current assets	163,818	157,131
Total current assets	952,934	939,907
Property and equipment, net of accumulated depreciation	3,212,156	3,413,599
Restricted cash and equivalents	57,951	—
Identifiable intangible assets, net of accumulated amortization	138,186	142,976
Goodwill	85,642	85,642
Other long-term assets	324,670	205,741
Total assets	$4,771,539	$4,787,865

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$473,065	$519,493
Accrued compensation	168,834	167,368
Other current liabilities	217,502	212,333
Total current liabilities	859,401	899,194

Long-term debt	1,117,167	1,050,337
Capital lease obligations	1,009,984	1,025,355
Financing obligations	2,870,546	2,929,483
Other long-term liabilities	701,171	563,628
Stockholders' deficit	(1,786,730)	(1,680,132)
Total liabilities and stockholders' deficit	$4,771,539	$4,787,865

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2018	2017
Net cash (used in) provided by operating activities (1)	$(6,087)	$44,630
Net cash used in investing activities	(17,867)	(19,678)
Net cash provided by (used in) financing activities	87,423	(22,944)
Net increase in cash, cash equivalents and restricted cash and equivalents	63,469	2,008
Beginning of period	58,638	63,460
End of period	$122,107	$65,468

(1) - Net cash provided by operating activities in the three months ended March 31, 2018 and 2017 includes approximately $12.1 million and $3.0 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended March 31,
	2018	2017
Financial Results (in thousands)
Net revenues	$1,301,072	$1,389,132
EBITDA	58,214	106,815
Adjusted EBITDAR	150,618	165,690
Adjusted EBITDA	117,547	129,590
Net loss attributable to Genesis Healthcare, Inc.	(68,538)	(50,761)

INPATIENT SEGMENT:

	Three months ended March 31,
	2018	2017
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	54,554	57,394
Available operating beds in service at end of period	52,419	55,376
Available patient days based on licensed beds	4,909,860	5,165,460
Available patient days based on operating beds	4,718,119	4,984,784
Actual patient days	4,006,121	4,264,825
Occupancy percentage - licensed beds	81.6%	82.6%
Occupancy percentage - operating beds	84.9%	85.6%
Skilled mix	20.1%	20.6%
Average daily census	44,512	47,387
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$526	$523
Insurance	458	449
Private and other	335	312
Medicaid	224	217
Medicaid (net of provider taxes)	204	197
Weighted average (net of provider taxes)	$276	$271
Patient days by payor (skilled nursing facilities)
Medicare	450,022	508,636
Insurance	314,827	328,612
Total skilled mix days	764,849	837,248
Private and other	236,095	279,384
Medicaid	2,805,552	2,944,333
Total Days	3,806,496	4,060,965
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	11.8%	12.5%
Insurance	8.3%	8.1%
Skilled mix	20.1%	20.6%
Private and other	6.2%	6.9%
Medicaid	73.7%	72.5%
Total	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	359	368
Owned	44	60
Joint Venture	5	5
Managed *	35	34
Total skilled nursing facilities	443	467
Total licensed beds	54,483	57,252
Assisted/Senior living facilities:
Leased	19	19
Owned	4	4
Joint Venture	1	1
Managed	2	2
Total assisted/senior living facilities	26	26
Total licensed beds	2,209	2,182
Total facilities	469	493

Total Jointly Owned and Managed— (Unconsolidated)	15	15

REHABILITATION THERAPY SEGMENT**:

	Three months ended March 31,
	2018	2017
Revenue mix %:
Company-operated	38%	38%
Non-affiliated	62%	62%
Sites of service (at end of period)	1,460	1,575
Revenue per site	$156,874	$156,555
Therapist efficiency %	68%	69%

* In 2018 and 2017, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of EBITDAR and Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net loss attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, financial covenants in our debt agreements use EBITDA as a measure of compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding, in the case of EBITDAR, the value of our business, and, in the case of EBITDA, our ongoing operating performance.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net loss attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

Loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other loss.  We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Losses of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses is no longer adjusted when computing Adjusted EBITDA beginning in the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

•

Other Items.  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses.  In the current reporting periods, we incurred the following expenses that we believe are non-recurring in nature and do not reflect ongoing operating performance of the Company or our operating businesses.

(1)

Regulatory defense and related costs – We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2018	2017

Net loss attributable to Genesis Healthcare, Inc.	$(68,538)	$(50,761)
Adjustments to compute EBITDA:
Loss from discontinued operations, net of taxes	—	21
Net loss attributable to noncontrolling interests	(40,135)	(32,852)
Depreciation and amortization expense	51,503	64,369
Interest expense	115,037	124,754
Income tax expense	347	1,284
EBITDA	58,214	106,815
Adjustments to compute Adjusted EBITDA:
Loss on early extinguishment of debt	10,286	—
Other loss	68	9,034
Transaction costs	12,095	3,025
Long-lived asset impairments	28,360	—
Severance and restructuring	2,841	4,180
Losses of newly acquired, constructed, or divested businesses	3,100	3,993
Stock-based compensation	2,427	2,286
Regulatory defense and other related costs (1)	156	257
Adjusted EBITDA	$117,547	$129,590

Additional lease payments not included in GAAP lease expense	77,932	86,624

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2018	2017

Net loss attributable to Genesis Healthcare, Inc.	$(68,538)	$(50,761)
Adjustments to compute Adjusted EBITDAR:
Loss from discontinued operations, net of taxes	—	21
Net loss attributable to noncontrolling interests	(40,135)	(32,852)
Depreciation and amortization expense	51,503	64,369
Interest expense	115,037	124,754
Income tax expense	347	1,284
Lease expense	33,071	36,100
Loss on early extinguishment of debt	10,286	—
Other loss	68	9,034
Transaction costs	12,095	3,025
Long-lived asset impairments	28,360	—
Severance and restructuring	2,841	4,180
Losses of newly acquired, constructed, or divested businesses	3,100	3,993
Stock-based compensation	2,427	2,286
Regulatory defense and other related costs (1)	156	257
Adjusted EBITDAR	$150,618	$165,690